EXHIBIT  23.2



                             MICHAEL J. BONGIOVANNI
                           Certified Public Accountant
                             19425-G Liverpool Pkwy
                         Cornelius, North Carolina 28031




                         CONSENT  OF  INDEPENDENT  AUDITORS



To  the  Board  of  Directors
Peoplesway.com,  Inc.


     We consent to the incorporation by reference in the registration statement on Form S-8 of Peoplesway.com, Inc. to our report dated May 9, 2000 relating to the consolidated balance sheet of Peoplesway.com, Inc. as of March 31, 2000, and the related statements of operations, stockholders' equity, and cash flows for the year then ended, which report appears in the March 31, 2000 Annual Report on Form 10KSB of Peoplesway.com, Inc.




Michael  J.  Bongiovanni,  CPA
Charlotte,  North  Carolina

October  9,  2001